Exhibit 99.2

Cytec Industries Inc.

Five Garret Mountain Plaza

Woodland Park, New Jersey 07424

www.cytec.com

Contact:

Dave Drillock

VP and CFO

(973) 357-3249

Jeff Fitzgerald

Treasurer

(973) 357-3480

Release Date: Immediate

Cytec Industries Inc. Announces Cash Tender Offers for Up to $175 Million of Its

Outstanding Debt Securities, Including Up to $125 Million of Its 6.0% Notes Due October 1,

2015 and Up to $50 Million of Its 8.95% Notes Due July 1, 2017

Woodland Park, New Jersey, Feb. 26, 2013 — Cytec Industries Inc. (“Cytec” or the “Company”) (NYSE: CYT) today announced the commencement of cash tender offers for up to $175 million of its outstanding debt securities from the two series listed below.

The tender offers are being made pursuant to an Offer to Purchase, dated February 26, 2013, and a related Letter of Transmittal, dated February 26, 2013, which set forth a more detailed description of the tender offers.

Upon the terms and subject to the conditions described in the Offer to Purchase, the Letter of Transmittal and any amendments or supplements to the foregoing, Cytec is offering to purchase for cash (1) up to $125 million of its 6.0% Notes due October 1, 2015 (the “2015 Notes”) and (2) up to $50 million of its 8.95% Notes due July 1, 2017 (the “2017 Notes”, and together with the 2015 Notes, the “Securities”). The Company refers to its offer to purchase the Securities as the “Tender Offers.”

Holders must validly tender their Securities at or prior to 5:00 p.m., New York City time, on March 11, 2013 (the “Early Tender Date”) to be eligible to receive the Total Consideration (as defined below). The Tender Offers will expire at 11:59 p.m., New York City time, on March 25, 2013 (the “Expiration Date”), unless extended or earlier terminated.

Title of Security	CUSIP Number	Principal Amount Outstanding	Maximum Principal Amount to be Accepted		Reference U.S. Treasure Security	Bloomberg Reference Page	Fixed Spread (basis points)	Early Tender Premium(2)
6.0% Notes due October 1, 2015	232820AG5	$249,560,000	$125,000,000	(1)	0.25% U.S. Treasury Note due January 31, 2015	FIT1	75	$30.00
8.95% Notes due July 1, 2017	232820AH3	$249,400,000	$50,000,000	(1)	0.875% U.S. Treasury Note due January 31, 2018	FIT1	135	$30.00

(1)	If the principal amount of Securities tendered is greater than the applicable Maximum Principal Amount to be Accepted, then the Securities of that series accepted for purchase will be subject to proration as described herein (rounded downward such that Securities purchased will be in integral multiples of $1,000).
(2)	Per $1,000 principal amount of Securities.

Cytec’s obligation to accept for payment and to pay for any of the Securities in either of the Tender Offers is subject to the satisfaction or waiver of a number of conditions, including the completion by Cytec of a public offering of not less than $400 million in aggregate principal amount of Senior Notes due 2023 no later than the Settlement Date on terms reasonably satisfactory to the Company. The Tender Offers are not contingent upon the tender of any minimum principal amount of Securities. Cytec reserves the right to waive any one or more of the conditions at any time.

The Total Consideration for each $1,000 principal amount of each series of the Securities validly tendered and accepted for purchase pursuant to the Tender Offers will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for the Securities over the yield based on the bid-side price of the applicable Reference U.S. Treasury Security, as calculated by the dealer managers at 9:30 a.m., New York City time, in accordance with standard market practice, on March 12, 2013. If applicable, Securities that are validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase by Cytec will receive the applicable Total Consideration for such Securities, payable on the Settlement Date. The Total Consideration includes the Early Tender Premium.

Securities validly tendered after the Early Tender Date but before the Expiration Date and accepted for purchase by Cytec will receive the applicable Tender Offer Consideration, which is equal to the applicable Total Consideration less the applicable Early Tender Premium, payable on the Settlement Date, but will not receive the Early Tender Premium.

Securities that are tendered and accepted for purchase will be settled only on the Settlement Date, which will promptly follow the Expiration Date. Cytec anticipates that the Settlement Date for the Securities will be March 26, 2013, the first business day after the Expiration Date.

In addition to the applicable Tender Offer Consideration or the Total Consideration, as the case may be, all Securities accepted for purchase will also receive accrued and unpaid interest on those Securities from the last interest payment date to, but not including, the Settlement Date, for each series of Securities.

Subject to the terms and conditions of the Offer to Purchase (and any amendments or supplements thereto), Cytec will accept for payment only such portions of validly tendered 2015 Notes and 2017 Notes that do not result in an aggregate principal amount of each series of Securities purchased that exceeds (i) $125 million for 2015 Notes and (ii) $50 million for 2017 Notes. If the amount to be accepted with respect to a series of Securities is sufficient to allow the Company to accept some, but not all of the validly tendered Securities of such series, the amount of Securities of such series purchased will be prorated based on the aggregate principal amount of Securities of such series validly tendered in the applicable Tender Offer, rounded down to the nearest integral multiple of $1,000, but not less than the minimum principal amount to be accepted.

Cytec intends to accept for purchase all 2015 and 2017 Notes validly tendered and not validly withdrawn at or prior to the Expiration Date, and will only prorate a series of Securities if the aggregate principal amount of such series exceeds the Maximum Principal Amount to be Accepted. If the aggregate principal amount of a series of Securities equals or exceeds the relevant Maximum Principal Amount to be Accepted, Holders who validly tender Securities may be subject to proration.

Cytec reserves the right to increase the applicable Maximum Principal Amount to be Accepted at any time, subject to compliance with applicable law, which could result in purchasing a greater principal amount of either or both of the 2015 Notes and 2017 Notes in the Tender Offers. There can be no assurance that

Cytec will exercise its right to increase the Maximum Principal Amount to be Accepted.

Tendered Securities of a series may be withdrawn from the Tender Offers at or prior to, but not after, 5:00 p.m., New York City time, on March 11, 2013, with respect to the Securities being tendered in connection with the Tender Offers, unless extended or earlier terminated.

Citigroup Global Markets Inc., RBS Securities Inc. and Wells Fargo Securities, LLC are serving as dealer managers for the Tender Offers. Global Bondholder Services Corporation has been retained to serve as the depositary and information agent for the Tender Offers.

For additional information regarding the terms of the Tender Offers, please contact: Citigroup Global Markets Inc. at 800-558-3745 (toll-free) or 212-723-6106 (collect), RBS Securities Inc. at 877-297-9832 or Wells Fargo Securities, LLC at 866-309-6316. Requests for documents and questions regarding the tender of securities may be directed to Global Bondholder Services Corporation at 866-937-2200.

The Offer to Purchase and the related Letter of Transmittal are expected to be distributed to holders of Securities beginning today. Copies of the Offer to Purchase and the Letter of Transmittal related to the Tender Offers may also be obtained at no charge from Global Bondholder Services Corporation.

Neither Cytec, its board of directors, the information agent and depositary nor the dealer managers make any recommendation as to whether holders of the Securities should tender or refrain from tendering the Securities.

This announcement does not constitute an offer to purchase or a solicitation of an offer to sell securities. The Tender Offers are being made solely by means of the Offer to Purchase and the related Letter of Transmittal. In any jurisdiction where the laws require a tender offer to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Cytec by the dealer managers, or one or more registered brokers or dealers under the laws of such jurisdiction.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in Cytec’s filings with the Securities and Exchange Commission. Cytec disclaims any obligation to update or revise any forward-looking statements.

Corporate Profile

Cytec’s vision is to deliver specialty material and chemical technologies beyond our customers’ imagination. Our focus on innovation, advanced technology and application expertise enables us to develop, manufacture and sell products that change the way our customers do business. Our pioneering products perform specific and important functions for our customers, enabling them to offer innovative solutions to the industries that they serve. Our products serve a diverse range of end markets including aerospace and industrial materials, mining and plastics.

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